EXHIBIT 99.1

Press Release

Investor & Media Contact:

Michelle Spolver

Fortinet, Inc.

408-486-7837

mspolver@fortinet.com

Fortinet Announces Second Quarter 2010 Financial Results

•	Billings of $90.3 million, up 31% year over year

•	Revenues of $76.3 million, up 24% year over year

•	Product revenue of $31.0 million, up 27% year over year

•	GAAP EPS of $0.09

•	Non-GAAP EPS of $0.11

•	Free cash flow of $16.7 million

SUNNYVALE, Calif. – July 22, 2010 – Fortinet® (NASDAQ: FTNT) – a leading network security provider and a worldwide leader of unified threat management (UTM) solutions – today announced financial results for the second quarter ended June 30, 2010.

Financial Highlights for the Second Quarter of 2010

•

Billings[1]: Total billings were $90.3 million for the second quarter of 2010, an increase of 31% compared to the second quarter of 2009. We define billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•

Revenue: Total revenue was $76.3 million for the second quarter of 2010, an increase of 24% compared to the second quarter of 2009. Within total revenue, product revenue was $31.0 million, an increase of 27% compared to the second quarter of 2009. Services revenue was $41.0 million, an increase of 22% compared to the second quarter of 2009. Ratable product and services revenue was $4.3 million, an increase of 27% compared to the second quarter of 2009.

•	Deferred Revenue: Deferred revenue was $225.5 million as of June 30, 2010, an increase of 22% compared to deferred revenue as of June 28, 2009, and up $14.0 million from March 31, 2010.

•

Cash and Cash Flow: As of June 30, 2010, cash, cash equivalents and investments were $309.0 million, compared to $280.9 million as of March 31, 2010. Cash flow from operations was $18.0 million for the second quarter of 2010, compared to $14.3 million for the second quarter of 2009.

In the second quarter of 2010, free cash flow was $16.7 million, compared to $13.9 million for the second quarter of 2009. We define free cash flow, a non-GAAP financial measure of liquidity, as net cash provided by operating activities less capital expenditures.[1]

•	GAAP Operating Income: GAAP operating income was $9.8 million for the second quarter of 2010, representing a GAAP operating margin of 13% and an increase of 97% compared to the second quarter of 2009.

•

Non-GAAP[1] Operating Income: Non-GAAP operating income was $12.0 million for the second quarter of 2010, representing a non-GAAP operating margin of 16% and an increase of 63% compared to the second quarter of 2009. Non-GAAP operating income and operating margin exclude stock-based compensation expense and, for the second quarter of 2009, non-cash acquisition related charges. Non-cash acquisition related charges consist of intangible asset write-offs but exclude ongoing amortization of intangible assets.

•

GAAP Net Income and EPS: GAAP net income was $6.9 million for the second quarter of 2010, compared to $4.6 million for the second quarter of 2009. GAAP EPS was $0.09 for the second quarter of 2010, based on 75.6 million weighted-average diluted shares outstanding, compared to $0.01 for the second quarter of 2009, based on 64.0 million weighted-average diluted shares outstanding. GAAP EPS for the second quarter of 2009 was based on net income attributable to common stockholders of $0.5 million (which was reduced by $4.0 million due to the premium paid to repurchase convertible preferred shares during that quarter).

•

Non-GAAP[1] Net Income and EPS: Non-GAAP net income was $8.1 million for the second quarter of 2010, based on a 35% tax rate. This compares to $6.7 million of non-GAAP net income for the second quarter of 2009, based on a 13% tax rate. Non-GAAP EPS was $0.11 for the second quarter of 2010 based on 75.6 million weighted-average diluted shares outstanding, compared to $0.10 for the second quarter of 2009 based on 64.0 million weighted-average diluted shares outstanding. Non-GAAP net income excludes stock-based compensation expense, non-cash acquisition related charges (for the second quarter of 2009) and the related tax effects. Non-GAAP EPS for the second quarter of 2009 also excludes the reduction in net income attributable to common stockholders that reflects the premium paid to repurchase convertible preferred shares.

[1]

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Management Commentary:

Ken Xie, founder, president and chief executive officer of Fortinet, stated: “Our solid execution combined with the unique value proposition of our UTM solutions contributed to accelerated momentum in our business during the second quarter. We continued to attract and retain a number of large high profile enterprise and service provider customers, as well as introduced several new and competitive differentiating products such as our FortiGate-3950B, the fastest enterprise UTM appliance on the market, and FortiGate-60C appliances, which utilize the FortiASIC “System-on-a-Chip” architecture that Fortinet pioneered. We remain focused on executing our growth strategy by investing additional resources to expand and enhance our sales organization and further strengthen our research and development capabilities to continue to drive security innovation and market share gains.”

Ken Goldman, chief financial officer of Fortinet, stated: “We reported an exceptionally strong second quarter, with impressive growth across the business and customer wins across a wide array of industry verticals and geographies. We were especially encouraged with the growth in our high end product segment as well as the balanced growth across our three geographic segments, with Europe leading the way. For the third consecutive quarter as a public company, we have outperformed against our key operating metrics, including billings, revenue and operating profitability – a result of solid execution and the continued delivery and market adoption of new products and technologies. We remain encouraged by the momentum we are seeing in the business and believe we are well positioned to benefit from the worldwide demand for network security solutions and the growing trend towards UTM adoption.”

Conference Call Details

Fortinet will host a conference call today, July 22, 2010, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 87359469. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at: http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through August 5, 2010, by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay conference ID is #87359469.

Following Fortinet’s earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID #87359808. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through August 5, 2010 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay conference ID is #87359808.

About Fortinet (www.fortinet.com)

Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and a market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2009 Fortune Global 100. Fortinet’s flagship FortiGate® product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet’s broad product line goes beyond UTM to help secure the extended enterprise — from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.

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Copyright © 2010 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These statements include statements regarding business momentum and demand for network security solutions, our plans to invest additional resources to expand and enhance our sales organizations and further strengthen our research and development capabilities to continue to drive security innovation and market share gains, positioning to benefit from the worldwide demand for network security solutions, and the growing trend towards UTM adoption. Although Fortinet attempts to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product introductions and innovation; the ability to attract and retain key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Fortinet’s investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

Fortinet has provided in this release financial information that has not been prepared in accordance with GAAP. Fortinet uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Fortinet’s ongoing operational performance. Fortinet believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Fortinet’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Fortinet considers billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of Fortinet’s business, and has historically represented a majority of the quarterly revenue that Fortinet recognizes. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, Fortinet may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenues and evaluating billings together with revenues calculated in accordance with GAAP.

Free Cash Flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Fortinet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Fortinet has computed free cash flow using the same consistent method from quarter to quarter and year to year.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation expense and non-cash acquisition related charges. Non-cash acquisition related charges include intangible asset write-offs but exclude ongoing amortization of intangible assets. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Fortinet considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense so that Fortinet’s management and investors can compare Fortinet's recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in Fortinet’s business. Second, stock-based compensation is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation expense and non-cash acquisition related charges (for the second quarter of 2009), less the related tax effects for both periods presented. We define non-GAAP EPS as non-GAAP net income divided by the weighted-average outstanding shares, on a fully-diluted basis and, for the second quarter of 2009, we define non-GAAP EPS as including the premium paid on the repurchase of convertible preferred stock before dividing that amount by the weighted-average outstanding shares, on a fully diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors for the same reasons that Fortinet uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and, for the second quarter of 2009, the non-cash acquisition related charges. We used a 35 percent effective tax rate to calculate non-GAAP net income for the second quarter of 2010. We believe the 35 percent effective tax rate is a reasonable estimate of a long-term normalized tax rate under our global operating structure. Our effective tax rate for the second quarter of 2009 was 13 percent which reflects only our foreign tax provision as our US operations had net operating losses to offset any taxable income. The same limitations described above regarding Fortinet’s use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

FORTINET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$116,435	$212,458
Short-term investments	135,912	47,856
Accounts receivable, net of allowance for doubtful accounts of $303 and $367, respectively	59,806	54,551
Inventory	12,121	10,649
Deferred tax asset	12,572	9,652
Prepaid expenses and other current assets	4,539	3,100
Deferred cost of revenues	4,022	3,951

Total current assets	345,407	342,217
PROPERTY AND EQUIPMENT — Net	6,737	6,387
DEFERRED COST OF REVENUES — Noncurrent	5,896	5,743
DEFERRED TAX ASSET — Noncurrent	31,671	31,671
OTHER ASSETS	1,273	1,195
LONG-TERM INVESTMENTS	56,613	—

TOTAL ASSETS	$447,597	$387,213

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,639	$10,987
Accrued liabilities	14,269	15,050
Accrued payroll and compensation	15,943	13,991
Deferred revenue	154,271	140,537

Total current liabilities	197,122	180,565
DEFERRED REVENUE — Noncurrent	71,250	61,393
OTHER NON-CURRENT LIABILITIES	2,871	2,803

Total liabilities	271,243	244,761

STOCKHOLDERS’ EQUITY:
Common stock	71	67
Additional paid-in-capital	227,587	204,268
Treasury stock — common	(2,995)	(2,995)
Accumulated other comprehensive income	576	1,084
Accumulated deficit	(48,885)	(59,972)

Total stockholders’ equity	176,354	142,452

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$447,597	$387,213

FORTINET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 28, 2009	June 30, 2010	June 28, 2009
REVENUE:
Product	$31,037	$24,451	$58,147	$43,777
Services	40,964	33,473	79,589	65,046
Ratable product and services	4,330	3,421	8,390	6,716

Total revenue	76,331	61,345	146,126	115,539

COST OF REVENUE:
Product*	11,822	10,316	23,136	18,621
Services*	6,818	5,357	13,286	10,405
Ratable product and services	1,525	1,306	3,118	2,607

Total cost of revenue	20,165	16,979	39,540	31,633

GROSS PROFIT:
Product	19,215	14,135	35,011	25,156
Services	34,146	28,116	66,303	54,641
Ratable product and services	2,805	2,115	5,272	4,109

Total gross profit	56,166	44,366	106,586	83,906

OPERATING EXPENSES:
Research and development*	12,676	10,534	24,610	20,410
Sales and marketing*	27,777	24,341	54,500	46,104
General and administrative*	5,933	4,516	10,992	9,188

Total operating expenses	46,386	39,391	90,102	75,702

OPERATING INCOME	9,780	4,975	16,484	8,204
INTEREST INCOME	399	535	667	1,249
OTHER INCOME (EXPENSE) — NET	87	(282)	(163)	212

INCOME BEFORE INCOME TAXES	10,266	5,228	16,988	9,665
PROVISION FOR INCOME TAXES	3,397	652	5,901	1,315

NET INCOME	$6,869	$4,576	$11,087	$8,350
Premium paid on repurchase of convertible preferred shares	—	(4,035)	—	(9,266)

Net income (loss) attributable to common stockholders	$6,869	$541	$11,087	$(916)

Net income (loss) per share:
Basic	$0.10	$0.03	$0.16	$(0.04)

Diluted	$0.09	$0.01	$0.15	$(0.04)

Weighted-average shares outstanding:
Basic	68,495	20,574	67,842	20,767

Diluted	75,637	64,032	75,433	20,767

* Includes stock-based compensation expense as follows:
Cost of product revenue	$26	$27	$50	$51
Cost of services revenue	234	172	442	296
Research and development	587	498	1,141	876
Sales and marketing	897	692	1,763	1,336
General and administrative	520	404	1,016	784

	$2,264	$1,793	$4,412	$3,343

FORTINET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 28, 2009	June 30, 2010	June 28, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,869	$4,576	$11,087	$8,350
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,467	1,494	2,842	2,847
Write-off of intangible assets	—	631	—	631
Amortization of investment premiums	1,623	187	2,713	456
Stock-based compensation	2,264	1,793	4,412	3,343
Excess tax benefit from employee stock option plans	(2,857)	—	(3,652)	—
Changes in operating assets and liabilities:
Accounts receivable - net	(8,491)	(2,978)	(5,255)	2,500
Inventory	(2,975)	(138)	(3,002)	(69)
Deferred tax assets	8	—	(2)	—
Prepaid expenses and other current assets	(1,005)	436	(1,534)	(302)
Deferred cost of revenues	(602)	(225)	(223)	(394)
Other assets	(69)	(36)	(66)	138
Accounts payable	2,857	282	2,352	623
Accrued liabilities	859	621	283	(298)
Accrued payroll and compensation	1,847	1,119	2,686	(194)
Deferred revenue	13,985	7,457	23,592	13,451
Income taxes payable	2,170	(897)	3,533	(1,189)

Net cash provided by operating activities	17,950	14,322	39,766	29,893

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(117,903)	(37,666)	(191,806)	(84,059)
Maturities and sales of investments	30,231	32,738	44,176	66,688
Purchase of property and equipment	(1,215)	(386)	(2,229)	(3,011)

Net cash used in investing activities	(88,887)	(5,314)	(149,859)	(20,382)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	11,155	273	12,541	996
Offering costs paid in connection with Initial Public Offering	—	—	(872)	—
Repurchase of convertible preferred stock	—	(6,495)	—	(12,768)
Repurchase of common stock	—	(1,226)	—	(2,995)
Excess tax benefit from employee stock option plans	2,857	—	3,652	—

Net cash provided by (used in) financing activities	14,012	(7,448)	15,321	(14,767)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(895)	744	(1,251)	504

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(57,820)	2,304	(96,023)	(4,752)
CASH AND CASH EQUIVALENTS — Beginning of period	174,255	49,515	212,458	56,571

CASH AND CASH EQUIVALENTS — End of period	$116,435	$51,819	$116,435	$51,819

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP revenue to billings

	Three Months Ended		Six Months Ended
	June 30, 2010	June 28, 2009	June 30, 2010	June 28, 2009
Total revenue	$76,331	$61,345	$146,126	$115,539
Increase in deferred revenue	13,985	7,457	23,592	13,451

Total billings (Non-GAAP)	$90,316	$68,802	$169,718	$128,990

Reconciliation of cash provided by operating activities to free cash flow

	Three Months Ended		Six Months Ended
	June 30, 2010	June 28, 2009	June 30, 2010	June 28, 2009
Net cash provided by operating activities	$17,950	$14,322	$39,766	$29,893
Less purchases of property and equipment	(1,215)	(386)	(2,229)	(3,011)

Free cash flow (Non-GAAP)	$16,735	$13,936	$37,537	$26,882

Net cash used in investing activities*	$(88,887)	$(5,314)	$(149,859)	$(20,382)

Net cash provided by (used in) financing activities	$14,012	$(7,448)	$15,321	$(14,767)

*	includes purchases of property and equipment.

Reconciliation of GAAP to non-GAAP operating income, operating margin, net income and net income per share.

	Three Months Ended June 30, 2010					Three Months Ended June 28, 2009
	GAAP Results	Adjustments			Non-GAAP Results	GAAP Results	Adjustments			Non-GAAP Results
Operating Income	$9,780	2,264	(a	)	$12,044	$4,975	2,424	(b	)	$7,399

Operating Margin	12.8%				15.8%	8.1%				12.1%

		2,264	(a	)			2,424	(b	)
		(989)	(c	)			(350)	(c	)

Net Income	$6,869	1,275			$8,144	$4,576	2,074			$6,650
Premium paid on repurchase of convertible preferred shares	—	—			—	(4,035)	4,035	(d	)	—

Net income attributable to common stockholders	$6,869				$8,144	$541				$6,650

Net Income per share - diluted	$0.09				$0.11	$0.01				$0.10

Shares used in per share calculation - diluted	75,637				75,637	64,032				64,032

(a)	To eliminate $2.3 million of stock-based compensation expense in the three months ended June 30, 2010.
(b)	To eliminate $1.8 million of stock-based compensation expense and $0.6 million of non-cash acquisition related charges in the three months ended June 28, 2009.
(c)	To eliminate the tax effects related to expenses noted in (a) and (b).
(d)	To adjust net income attributable to common shareholders for the premium paid on repurchase of convertible preferred stock.

Reconciliation of GAAP to non-GAAP operating income, operating margin, net income and net income per share.

	Six Months Ended June 30, 2010					Six Months Ended June 28, 2009
	GAAP Results	Adjustments			Non-GAAP Results	GAAP Results	Adjustments			Non-GAAP Results
Operating Income	$16,484	4,412	(a	)	$20,896	$8,204	3,974	(b	)	$12,178

Operating Margin	11.3%				14.3%	7.1%				10.5%

		4,412	(a	)			3,974	(b	)
		(1,589)	(c	)			(472)	(c	)

Net Income	$11,087	2,823			$13,910	$8,350	3,502			$11,852
Premium paid on repurchase of convertible preferred shares	—	—			—	(9,266)	9,266	(d	)	—

Net income (loss) attributable to common stockholders	$11,087				$13,910	$(916)				$11,852

Net Income (loss) per share - diluted	$0.15				$0.18	$(0.04)				$0.18

Shares used in per share calculation - diluted	75,433				75,433	20,767				64,249

(a)	To eliminate $4.4 million of stock-based compensation expense in the six months ended June 30, 2010.
(b)	To eliminate $3.3 million of stock-based compensation expense and $0.6 million of non-cash acquisition related charges in the six months ended June 28, 2009.
(c)	To eliminate the tax effects related to expenses noted in (a) and (b).
(d)	To adjust net income attributable to common shareholders for the premium paid on repurchase of convertible preferred stock.